                             MEMORANDUM OF AGREEMENT

            This Memorandum of Agreement is entered into as of this 1st day of November, 2004, between AIM Equity Funds, AIM International Mutual Funds and AIM Investment Funds (each a "Trust" or, collectively, the "Trusts"), on behalf of the funds listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and A I M Advisors, Inc. ("AIM"). AIM shall and hereby agrees to waive fees or reimburse expenses of each Fund, on behalf of its respective classes as applicable, severally and not jointly, as indicated in Exhibit A.

      For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and AIM agree as follows:

      The Trusts and AIM agree until the date set forth on the attached Exhibit "A" that AIM will waive its fees or reimburse expenses to the extent that expenses (excluding (i) interest; (ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary items (these are expenses that are not anticipated to arise from each Fund's day-to-day operations), or items designated as such by the Funds' Board of Trustees; (v) expenses related to a merger or reorganization, as approved by the Funds' Board of Trustees; and (vi) expenses that each Fund has incurred but did not actually pay because of an expense offset arrangement) of a class of a Fund exceed the rate, on an annualized basis, set forth on Exhibit "A" of the average daily net assets allocable to such class. The Board of Trustees and AIM may terminate or modify this Memorandum of Agreement prior to the date set forth on Exhibit "A" only by mutual written consent. AIM will not have any right to reimbursement of any amount so waived or reimbursed.

      Each of the Trusts and AIM agree to review the then-current waivers or expense limitations for each class of each Fund listed on Exhibit "A" on a date prior to the date listed on that Exhibit to determine whether such waivers or limitations should be amended, continued or terminated. Unless a Trust, by vote of its Board of Trustees, or AIM terminates the waivers or limitations, or a Trust and AIM are unable to reach an agreement on the amount of the waivers or limitations to which a Trust and AIM desire to be bound, the waivers or limitations will continue for additional one-year terms at the rate to which each Trust and AIM mutually agree. Exhibit "A" will be amended to reflect that rate and the new date through which each Trust and AIM agree to be bound.

      It is expressly agreed that the obligations of each Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of each Fund, as provided in each Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of the Trusts, and this Memorandum of Agreement has been executed and delivered by an authorized officer of the Trusts acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust.

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      IN WITNESS WHEREOF, each of the Trusts and AIM have entered into this
Memorandum of Agreement as of the date first above written.

                                          AIM EQUITY FUNDS
                                          AIM INTERNATIONAL MUTUAL FUNDS
                                          AIM INVESTMENT FUNDS
                                          on behalf of the Funds listed in
                                          Exhibit "A" to this Memorandum of
                                          Agreement

                                          By: /s/ Robert H. Graham
                                              --------------------------------

                                          Title: PRESIDENT

                                          A I M Advisors, Inc.

                                          By: /s/ Mark H. Williamson
                                              --------------------------------

                                          Title: PRESIDENT

                                        2
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                                   EXHIBIT "A"

                                AIM EQUITY FUNDS

             FUND                         EXPENSE LIMITATION        COMMITTED UNTIL
             ----                         ------------------        ---------------
AIM Diversified Dividend Fund(1)
      Class A Shares                            1.50%               October 31, 2005
      Class B Shares                            2.15%               October 31, 2005
      Class C Shares                            2.15%               October 31, 2005

                         AIM INTERNATIONAL MUTUAL FUNDS

                   FUND                   EXPENSE LIMITATION        COMMITTED UNTIL
                   ----                   ------------------        ---------------
INVESCO International Core Equity Fund(1)
      Class A Shares                            2.10%               October 31, 2005
      Class B Shares                            2.75%               October 31, 2005
      Class C Shares                            2.75%               October 31, 2005
      Class R Shares                            2.25%               October 31, 2005
      Investor Class Shares                     2.00%               October 31, 2005
      Institutional Class Shares                1.75%               October 31, 2005

                              AIM INVESTMENT FUNDS

             FUND                         EXPENSE LIMITATION        COMMITTED UNTIL
             ----                         ------------------        ---------------
AIM Developing Markets Fund(1)
      Class A Shares                            2.00%               October 31, 2005
      Class B Shares                            2.50%               October 31, 2005
      Class C Shares                            2.50%               October 31, 2005

AIM Trimark Endeavor Fund(1)
      Class A Shares                            2.00%               October 31, 2005
      Class B Shares                            2.65%               October 31, 2005
      Class C Shares                            2.65%               October 31, 2005
      Class R Shares                            2.15%               October 31, 2005
      Institutional Class Shares                1.65%               October 31, 2005

AIM Trimark Fund(1)
      Class A Shares                            2.25%               October 31, 2005
      Class B Shares                            2.90%               October 31, 2005
      Class C Shares                            2.90%               October 31, 2005
      Class R Shares                            2.40%               October 31, 2005
      Institutional Class Shares                1.90%               October 31, 2005

AIM Trimark Small Companies Fund(1)
      Class A Shares                            2.00%               October 31, 2005
      Class B Shares                            2.65%               October 31, 2005
      Class C Shares                            2.65%               October 31, 2005
      Class R Shares                            2.15%               October 31, 2005
      Institutional Class Shares                1.65%               October 31, 2005

(1) The total operating expenses of any class of shares established after the date of this Memorandum of Agreement will be limited to the amount established for Class A Shares plus the difference between the new class 12b-1 rate and the Class A 12b-1 rate.

                                        4